Exhibit 10(j)

AMENDMENT TO LOAN DOCUMENTS

           THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of AUGUST 25, 2008, by and between FREDERICK COUNTY BANCORP, INC., a Maryland corporation (the “Borrower”), and ATLANTIC CENTRAL BANKERS BANK (the “Bank”).

BACKGROUND

           A.       On April 21, 2005, the Borrower executed and delivered to Bank, inter alia, a Revolving Line of Credit Promissory Note (the “Note”) evidencing a loan in the principal sum of Two Million and No/100 Dollars ($2,000,000.00) (the “Loan”) and that certain commitment letter dated March 31, 2005 (the “Commitment Letter”), as may be amended from time to time and other documents described in or accompanying the Note, including, any pledge agreements, collateral assignments, and other agreements, instruments, certificates (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

           B.       The outstanding principal balance of the Loan as of August 25, 2008 is Zero and No/100 Dollars ($0.00).

           C.       The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

           NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.        The Loan Documents are hereby amended such that (a) the maturity date shall be extended to September 1, 2009 (the “Maturity Date”) and (b) the principal amount shall be increased to Three Million and No/100 Dollars ($3,000,000.00).  The Borrower will continue to pay to the Bank, monthly payments of interest only on the first (1st) day of each month, with all then outstanding principal, accrued but unpaid interest and any other sums due and payable under the Loan Documents, due and payable in full on the Maturity Date.  Borrower will be required to repay the outstanding principal balance down to Zero and No/100 Dollars ($0.00) for a period no less than thirty (30) consecutive days.  Any and all references to the Note or Commitment Letter in any other Loan Document shall be deemed to refer to the Note and Commitment Letter as amended by this Amendment.  This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.        The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.  The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.       The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.       This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.   Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

5.       This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and its respective heirs, executors, administrators, successors and assigns.

6.       This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located.  This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

7.        Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).  The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

           WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

WITNESS / ATTEST:		FREDERICK COUNTY BANCORP, INC.
a Maryland corporation

/s/ Lisa D. Mulks		By:	/s/ William R. Talley, Jr.
Print Name:	Lisa D. Mulks		William R. Talley, Jr.	(SEAL)
Executive Vice President & CFO

ATLANTIC CENTRAL BANKERS BANK

		By:	/s/ Bernadette M. Kibe
			Bernadette M. Kibe	(SEAL)
Assistant Vice President & Commercial Banking Officer

10(j)-2